                             SUB-ADVISORY AGREEMENT


     Agreement, dated                  1996, by and between MIMLIC Asset
Management, Inc., a Minnesota Corporation,(hereinafter the "Adviser") Voyageur Fund Managers, Inc. (hereinafter the "Sub-Adviser"), a Minnesota corporation, and Lazard London International Investment Management Limited, an entity organized under the laws of the United Kingdom, (hereinafter "Lazard London").

     WHEREAS, MIMLIC Series Fund, Inc., a Minnesota corporation (the "Fund"), a diversified management investment company of the series type, on behalf of its Global Bond Portfolio, a separately managed series of the Fund, has appointed the Adviser as the Fund's investment adviser pursuant to an Investment Advisory
Agreement which is dated,       ,  1996, as amended (the Advisory Agreement);
and

     WHEREAS, pursuant to the terms of the Advisory Agreement, the Adviser has appointed the Sub-Adviser to act as its sub-adviser for the Fund, pursuant to an
Investment Sub-Advisory Agreement which is dated                 ,1996, as
amended (the Sub-Advisory Agreement"); and

     WHEREAS, pursuant to the terms of the Sub-Advisory Agreement, the Sub-Adviser desires to appoint Lazard London as its sub-adviser for the Fund, and Lazard London is willing to act in such capacity upon the terms set forth herein; and

     WHEREAS, pursuant to the terms of the Advisory Agreement, the Fund has approved the appointment of Lazard London as the sub-adviser for the Fund.

     NOW, THEREFORE, in consideration of the mutual agreements herein made, the Adviser and Lazard London agree as follows:

     1. The Sub-Adviser hereby employs Lazard London to serve as its sub-adviser for, and to manage the investment of the assets of the Global Bond Portfolio of the Fund as set forth herein. Lazard London hereby accepts such employment and agrees, for the compensation herein provided, to assume all obligations herein set forth and to bear all expenses of its performance of such obligations (but no other expenses). Except as provided herein, Lazard London shall not be required to pay expenses of the Fund, including, but not limited to
(a) brokerage and commission expenses; (b) federal, state, local and foreign taxes, including issue and transfer taxes incurred by or levied on the Fund; (c) interest charges on borrowings; (d) the Fund's organizational and offering expenses, whether or not advanced by the Adviser; (e) the cost of other personnel providing services to the Fund; (f) fees and expenses of registering or otherwise qualifying the shares of the Fund under applicable state securities laws; (g) expenses of printing and distributing reports to shareholders; (h) costs of shareholders' meetings and proxy solicitation; (i) charges and expenses of the Fund's custodian and registrar, transfer agent and dividend disbursing agent; (j) compensation of the Fund's officers, directors and employees that are not Affiliated Persons or Interested Persons (as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the "1940 Act") and the rules, regulations and releases relating thereto) of the Adviser; (k) legal and auditing expenses; (l) costs of certificates representing common shares of the Fund; (m) costs of stationery and supplies; (n) insurance expenses; (o) association membership dues; (p) the fees and expenses of registering the Fund and its shares with the Securities and Exchange Commission; (q) travel expenses of officers and employees of Lazard London to the extent such expenses relate to the attendance of such persons at meetings at the request of the Board of Directors of the Fund; and (r) all other charges and costs of the Fund's operation unless otherwise explicitly provided herein. Lazard London shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise) have no authority to act for or on behalf of the Fund in any way or otherwise be deemed an agent of the Fund.

     2. Lazard London shall work with the Adviser and the Sub-Adviser to direct the investments of the Global Bond Portfolio of the Fund, in accordance with applicable law and the investment objective, policies and restrictions set forth in the Fund's then-effective Registration Statement under the Securities Act of 1933, as amended, including the Prospectus and Statement of Additional Information of the Fund contained therein, subject to the supervision of the Fund, its officers and directors, the Adviser and the Sub-Adviser and in accordance with the investment objectives, policies and restrictions from time to time prescribed by the Board of Directors of the Fund and communicated by the Adviser and the Sub-Adviser to Lazard London and subject to such further limitations as the Adviser may from time to time impose by written notice to the Sub-Adviser and Lazard London.

     3. Lazard London shall formulate and implement an over-all continuing program for managing the investment of the assets of the Global Bond Portfolio of the Fund, and shall amend and update such program from time to time as financial and other economic conditions warrant. Lazard London shall (i) make all determinations with respect to managing the investment of the international component (as described in the Prospectus) of the assets of the Global Bond Portfolio of the Fund, (ii) determine allocation of assets of the Global Bond Portfolio of the Fund among domestic and international components and (iii) manage currency and foreign exchange position with respect to all components of the assets and shall take such steps as may be necessary to implement the same of the Global Bond Portfolio, including the placement of purchase and sale orders on behalf of the Global Bond Portfolio of the Fund.

     4. Lazard London shall furnish such reports to the Sub-Adviser as the Sub-Adviser and Adviser may reasonably request for the Sub-Adviser's use in discharging its obligations under the Sub-Advisory Agreement, including any reports required pursuant to Rule 17f-5 under the 1940 Act, which reports may be distributed by the Sub-Adviser to the Fund's Board of Directors at periodic meetings of the Board of Directors and at such other times as may be reasonably requested by the Board of Directors. Copies of all such reports shall be furnished to the Sub-Adviser for examination and review within a reasonable time prior to the presentation of such reports to the Fund's Board of Directors.

     5. In connection with the purchase and sale of securities of the Fund's Global Bond Portfolio, Lazard London shall provide and the Sub-Adviser shall arrange for the transmission to the Adviser and the Custodian for the Fund on a daily basis such confirmations, trade tickets and other documents as may be necessary to enable them to perform their administrative responsibilities with respect to the Fund's Global Bond Portfolio. The Sub-Adviser shall render such reports to the Adviser and/or to the Fund's Board of Directors concerning the investment activity and portfolio composition of the Fund's Global Bond Portfolio in such form and at such intervals as the Adviser or the Board may from time to time require.

     6. Lazard London shall in good faith select the brokers and dealers that will execute the purchases and sales of securities for the Global Bond Portfolio of the Fund and markets on or in which such transactions will be executed for all securities which are purchased or sold outside of the United States of America and shall place, in the name of the Global Bond Portfolio of the Fund or its nominee, all such orders.

     (a) When placing such orders, Lazard London shall use its best efforts to obtain the best available price and most favorable and efficient execution for the Global Bond Portfolio of the Fund. Where best price and execution may be obtained from more than one broker or dealer, Lazard London may, in its discretion, purchase and sell securities through brokers or dealers who provide research, statistical and other information to Lazard London. It is understood that such services may be used by Lazard London for all of its investment advisory accounts and accordingly, not all such services may be used by Lazard London in connection with the Global Bond Portfolio of the Fund.

     It is understood that certain other clients of Lazard London may have investment objectives and policies similar to those of the Fund, and that Lazard London may, from time to time, make recommendations that result in the purchase or sale of a particular security by its other clients simultaneously with the Fund. If transactions on behalf of more than one client during the same period increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price or quantity. In such event, Lazard London shall allocate advisory recommendations and the placing of orders in a manner that is deemed equitable by Lazard London to the accounts involved, including the Fund. When two or more of the clients of Lazard London (including the Fund) are purchasing or selling the same security on a given day from the same broker or dealer, such transactions may be averaged as to price.

     (b) Lazard London agrees that it will not purchase or sell securities for the Global Bond Portfolio of the Fund in any transaction in which it, the Adviser, the Sub-Adviser, or any "affiliated person" of the Fund, the Adviser, the Sub-Adviser, or Lazard London or any affiliated person of such "affiliated person" is acting as principal; provided, however, that Lazard London may effect transactions pursuant to Rule 17a-7 under the 1940 Act in compliance with the Fund's then-effective policies concerning such transactions.

     (c) Lazard London agrees that it will not execute any portfolio transactions for the Global Bond Portfolio of the Fund with a broker or dealer or futures commission-merchant which is an "affiliated person" of the Fund, the Adviser or the Sub-Adviser or Lazard London or an "affiliated person" of such an "affiliated person" without the prior written consent of the Adviser. In effecting any such transactions with the prior written consent of the Adviser, Lazard London shall comply with Section 17(e)(1) of the 1940 Act, other applicable provisions of the 1940 Act, if any, the then-effective Registration Statement of the Fund under the Securities Act of 1933, as amended and the Fund's then-effective policies concerning such transactions.

     (d) Lazard London shall promptly communicate to the Sub-Adviser and, if requested by the Adviser or the Sub-Adviser, to the Fund's Board of Directors, such information relating to the transactions of the Global Bond Portfolio of the as the Adviser may reasonably request. The parties understand that the Fund shall bear all brokerage commissions in connection with the purchases and sales of portfolio securities for the Global Bond Portfolio of the Fund and all ordinary and reasonable transaction costs in connection with purchases of such securities in private placements and subsequent sales thereof.

     7. Lazard London may (at its cost except as contemplated by paragraph 5 of this Agreement) employ, retain or otherwise avail itself of the services and facilities of persons and entities within its own organization or any other organization for the purpose of providing Lazard London, the Adviser, the Sub-Adviser or the Fund with such information, advice or assistance, including but not limited to advice regarding economic factors and trends and advice as to transactions in specific securities, as Lazard London may deem necessary, appropriate or convenient for the discharge of its obligations hereunder or otherwise helpful to the Sub-Adviser or the Fund, or in the discharge of Lazard London's overall responsibilities with respect to the other accounts for which it serves as investment manager or investment adviser.

     8. Lazard London shall cooperate with and make available to the Sub-Adviser, the Fund and any agents engaged by the Fund, Lazard London's expertise relating to matters affecting the Global Bond Portfolio of the Fund.

     9. For the services to be rendered under this Agreement, and the facilities to be furnished for each fiscal year of the Fund, the Sub-Adviser shall pay to Lazard London a monthly management fee at the annual rate which shall be equal to one-half of the amount received by the Sub-Adviser for advisory services rendered to the Fund. This fee will be computed based on net assets of the Global Bond Portfolio of the Fund at the beginning of each day and will be paid to Lazard London monthly on or before the fifteenth day of the month next succeeding the month for which the fee is paid. The fee shall be prorated for any fraction of a fiscal year at the commencement and termination of this Agreement.

        Pursuant to the Sub-Advisory Agreement, the Adviser receives monthly from the Fund compensation at the annual rate, shown on Exhibit A, of the average daily net assets of the Global Bond Portfolio of the Fund. If the Sub-Adviser has undertaken in the Fund's Registration Statement as filed under the 1940 Act or elsewhere to waive all or part of its fee under the Advisory Agreement or to reduce such fee upon order of the Board of Directors or the vote of a majority of the outstanding voting securities of the Fund, Lazard London's fee payable under this Agreement will be proportionately waived in whole or part.

     10.  Lazard London represents, warrants and agrees that:

          (a) Lazard London is registered as an "investment adviser" under the Investment Advisers Act of 1940 ("Advisers Act") and is currently in compliance and shall at all times continue to comply with the requirements imposed upon it by the Advisers Act and other applicable laws and regulations. Lazard London agrees to (i) supply the Adviser with such documents as the Adviser may reasonably request to document compliance with such laws and regulations, (ii) maintain or adopt a Code of Ethics substantially in the form of the Code of Ethics maintained by the Sub-Adviser and (iii) immediately notify the Sub-Adviser of the occurrence of any event which would disqualify Lazard London from serving as an investment adviser of an investment company pursuant to any applicable law or regulation.

          (b) Lazard London will maintain, keep current and preserve on behalf of the Fund all records required or permitted by the 1940 Act in the manner provided by such Act. Lazard London agrees that copies of such records are the property of the Fund, and will be surrendered to the Fund promptly upon request.

          (c) Lazard London will complete such reports concerning purchases or sales of securities on behalf of Lazard London as the Sub-Adviser may from time to time require to document compliance with the 1940 Act, the Advisers Act, the Internal Revenue Code, applicable state securities laws and other applicable laws and regulations or regulatory and taxing authorities in countries other than the United States.

          (d) After filing with the Securities and Exchange Commission any amendment to its Form ADV, Lazard London will promptly furnish a copy of such amendment to the Adviser and the Sub-Adviser.

          (e) Lazard London will immediately notify the Adviser and the Sub-Adviser of the occurrence of any event which would disqualify Lazard London from serving as an investment adviser of an investment company pursuant to
     Section 9 of the 1940 Act or any other applicable statute or regulation.

          11. This Agreement shall become effective as of the effective date of the Registration Statement of the Global Bond Portfolio of the of the Fund under the Securities Act of 1933, as amended. Wherever referred to in this Agreement, the vote or approval of the holders of a majority of the outstanding voting securities or shares of the Global Bond Portfolio of the Fund shall mean the vote of 67% or more of such shares if the holders of more than 50% of such shares are present in person or by proxy or the vote of more than 50% of such shares, whichever is less (or such other definition as is provided for in the 1940 Act).

     Unless sooner terminated as hereinafter provided, this Agreement shall continue in effect for a period of two years from the date of its execution, and thereafter shall continue in effect only so long as such continuance is specifically approved at least annually (a) by the Board of Directors of the Fund or by the vote of a majority of the outstanding voting securities of the Global Bond Portfolio of the Fund, and (b) by the vote of a majority of the directors who are not parties to this Agreement or Interested Persons of the Adviser, Lazard London or the Fund, cast in person at a meeting called for the purpose of voting on such approval.

     This Agreement may be terminated at any time without the payment of any penalty (a) by the vote of the Board of Directors of the Fund or by the vote of the holders of a majority of the outstanding voting securities of the Global Bond Portfolio of the Fund, upon 60 days' written notice to the Adviser and the Sub-Adviser, or (b) by the Adviser, upon 60 days' written notice to the Sub-Adviser; or (c) by the Sub-Adviser, upon 60 days' written notice to the Adviser. This Agreement shall automatically terminate in the event of its assignment as defined in the 1940 Act and the rules thereunder, provided, however, the such automatic termination shall be prevented in a particular case by an order of exemption from the Securities and Exchange Commission or a no-action letter of the staff of the Commission to the effect that such assignment does not require termination as a statutory or regulatory matter. This Agreement shall automatically terminate upon completion of the dissolution, liquidation or winding up of the Fund.

     12. No amendment to or modification of this Agreement shall be effective unless and until approved by the vote of a majority of the outstanding shares of the Global Bond Portfolio of the Fund.

     13. This Agreement shall be binding upon, and inure to the benefit of, the Adviser and Lazard London, and their respective successors.

     14. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     15. (a) Lazard London will perform its duties and obligations hereunder with due care, and use its reasonable judgment. In the absence of willful default or negligence on the part of Lazard London, Lazard London shall not be liable for any act or omission that occurs in the course of or in the connection with the services rendered by it under this Agreement or for any decline in the value of the assets of the Fund or any loss or damage that may result to the Adviser, the Sub-Adviser or the Fund from the Sub-Adviser acting upon any investment advice given to it by Lazard London.

     (b) The Sub-Adviser agrees to indemnify Lazard London from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgment, suits, costs, charges, demands, claims, expenses or disbursements of any kind or nature whatsoever (other than those resulting from the negligence or willful default on the part of Lazard London) which may be imposed on, incurred by or asserted against Lazard London in performing its function or duties under this Agreement.

     16. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Minnesota without reference to the choice of laws principles of such state.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers thereunto duly authorized in multiple counterparts, each of which shall be an original but all of which shall constitute one of the same instrument.

                              MIMLIC ASSET MANAGEMENT, INC.


                              By
                                  Name:
                                  Title:



                              VOYAGEUR FUND MANAGERS, INC.


                              By
                                  Name:
                                  Title:



                              LAZARD LONDON INTERNATIONAL
                                 INVESTMENT MANAGEMENT
                                 LIMITED


                              By
                                  Name:
                                  Title:

                                    EXHIBIT A
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                        MIMLIC ASSET MANAGEMENT COMPANY,
                          VOYAGEUR FUND MANAGERS, INC.,
                                       AND
             LAZARD LONDON INTERNATIONAL INVESTMENT MANAGEMENT, LTD.

                     EFFECTIVE DATE _________________, 1996


                                              Management Fee Annual Rate
    MIMLIC Series Fund                      of the Average Daily Net Assets
    ------------------                      -------------------------------
    Global Bond Portfolio                               .50%
    All Portfolio Assets